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                                                                   EXHIBIT 7(l)

                                 IDT Corporation
                                520 Broad Street
                            Newark, New Jersey 07102



October 19, 2001


Liberty Media Corporation
12300 Liberty Boulevard
Englewood, Colorado  80112


LMC Animal Planet, Inc.
12300 Liberty Boulevard
Englewood, Colorado  80112


Ladies and Gentlemen:

         Reference is made to the Lock-Up, Registration Rights and Exchange Agreement (the "Registration Rights Agreement"), dated as of June 6, 2000, between IDT Corporation ("IDT") and Liberty Media Corporation.

         The Registration Rights Agreement is hereby amended as follows:

         1. The term "Registrable Securities" shall include, in addition to the securities specified in the definition thereof, the 2,721,089 shares of Class B Common Stock, per value $0.01 per share, of IDT (the "Shares") acquired by LMC Animal Plant, Inc., a Colorado Corporation, pursuant to the Exchange Agreement, dated as of the date hereof (the "Exchange Agreement"), among AT&T Corp., ITelTech, LLC, Liberty Media Corporation and LMC Animal Plant, Inc.

         2. The last sentence of Section 2.1(a) is amended to read as follows:

         "The Holders shall together have three Demand Registrations pursuant to this Section 2.1(a), provided, however, that no more than one such Demand Registration may be requested in any 12 month period."

         The Registration Rights Agreement, as amended hereby, shall continue in full force and effect, binding in according with its terms on the parties thereto.

         For the avoidance of any doubt, Liberty Media Corporation and LMC Animal Planet, Inc. hereby acknowledge that the Shares shall not be entitled to any registration rights or other rights under the Lock-up and Registration Rights Agreement, dated as of March 20, 2001, by and between IDT and AT&T Corp.

         This letter agreement shall be governed by the laws of the State of New York.


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         This letter agreement may be signed in multiple counterparts which taken together shall constitute one and the same instrument.

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         Please acknowledge your agreement with the foregoing by signing below.


                                               Very truly yours,

                                               IDT CORPORATION



                                               By:  /s/ Motti Lichtenstein
                                                    ----------------------------
                                                    Name:  Motti Lichtenstein
                                                    Title: EVP
AGREED:

LIBERTY MEDIA CORPORATION



By: /s/ Charles Y. Tanabe
    --------------------------------
    Name:    Charles Y. Tanabe
    Title:   Senior Vice President



LMC ANIMAL PLANET, INC.



By: /s/ Charles Y. Tanabe
    ------------------------------
    Name:    Charles Y. Tanabe
    Title:   Senior Vice President






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